                                                                      EXHIBIT 11
                                                                      ----------

                               FIFTH THIRD BANCORP
                 COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
                         ($000'S, EXCEPT PER SHARE DATA)



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

                                                         FOR THE THREE MONTHS   FOR THE SIX MONTHS
                                                             ENDED JUNE 30,        ENDED JUNE 30,
                                                         --------------------------------------------
                                                           1998        1997       1998        1997
                                                           ----        ----       ----        ----

NET INCOME                                               $57,760     111,272     181,991     222,240
                                                         =======     =======     =======     =======

EARNINGS PER SHARE:
   WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING (a)     264,988     260,979     263,836     262,738
                                                         =======     =======     =======     =======

   PER SHARE (NET INCOME DIVIDED BY THE WEIGHTED
     AVERAGE NUMBER OF SHARES OUTSTANDING)               $  0.22        0.43        0.69        0.85
                                                         =======     =======     =======     =======

DILUTED EARNINGS PER SHARE:

   NET INCOME                                            $57,760     111,272     181,991     222,240
                                                         =======     =======     =======     =======

   ADJUSTED WEIGHTED AVERAGE NUMBER OF SHARES
     OUTSTANDING - AFTER GIVING EFFECT TO THE
     CONVERSION OF STOCK OPTIONS (a)                     270,026     264,784     268,952     267,374
                                                         =======     =======     =======     =======

   PER SHARE (ADJUSTED NET INCOME DIVIDED BY
     THE ADJUSTED WEIGHTED AVERAGE NUMBER OF
     SHARES OUTSTANDING)                                 $  0.22        0.42        0.68        0.83
                                                         =======     =======     =======     =======


-------------------
(a) Per share amounts and average shares outstanding have been adjusted for the three-for-two stock splits effected in the form of stock dividends paid April 15, 1998 and July 15, 1997.
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